                                                                   EXHIBIT 10.27

                           REVOLVING PROMISSORY NOTE
                                WITH AGREEMENT
                                 (this "Note")


I.   PROMISSORY NOTE

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
U.S. $25,000,000.00                                                                                       June 12, 1997 (the "Date")


Promise to Pay         FOR VALUE RECEIVED, KENT ELECTRONICS CORPORATION ("Borrower"), a Texas corporation, promises to pay to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Bank") on or before June 12, 1999, (the "Termination
                       Date"), at its banking house at 712 Main Street, Houston, Harris County, Texas, or at such other location as
                       Bank may designate, in lawful money of the United States of America, the lesser of: (i) the principal sum of
                       TWENTY-FIVE MILLION AND NO/100 UNITED STATES DOLLARS (U.S. $25,000,000.00)(the "Maximum Loan Total"); or (ii)
                       the aggregate unpaid principal amount of all loans made by Bank (each such loan being a "Loan"), which may be outstanding on the Termination Date. Subject to the terms and conditions of this Note and the Loan Documents,
                       Borrower may borrow, repay and reborrow all or any part of the credit provided for herein at any time before the Termination Date, there being no limitation on the number of Loans made so long as the total unpaid principal amount at any time outstanding does not exceed the Maximum Amount of Note.

Payments               The unpaid principal balance of this Note at any time will be the total amounts advanced by Bank, less the amount of all payments or prepayments of principal. Absent manifest error, the records of Bank will be conclusive as to amounts owed.

                       Each Loan will be due and payable on the maturity date agreed to by Bank and Borrower with respect to such
                       Loan (the "Maturity Date"). In no event will any Maturity Date fall on a date after the Termination Date.

                       Accrued and unpaid interest on each Prime Rate Loan is due and payable on the last day of each month and at the Maturity Date.

                       Accrued interest on each LIBOR Loan is due on the last day of each Interest Period, and in the case of an
                       Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on any prepayment (on the amount prepaid).

Loan Options           Loans may be either Prime Rate Loans or LIBOR Loans. Borrower will pay interest on the unpaid principal amount of each Prime Rate Loan at a rate per annum equal to the lesser of: (i) the Prime Rate in effect from time to time minus one percent (-1.0%)(the "Effective Prime Rate"); or (ii) the Highest Lawful Rate. Borrower
                       will pay interest on the unpaid principal amount of each LIBOR Loan for the applicable Interest Period with respect thereto at a rate per annum equal to the lesser of: (i) the LIBOR Rate plus the Applicable Margin
                       (the "Effective LIBOR Rate"); or (ii) the Highest Lawful Rate.

Interest Recapture     If at any time the effective rate of interest which would otherwise be payable on any Loan exceeds the
                       Highest Lawful Rate, the rate of interest to accrue on the unpaid principal balance of that Loan during all times will be limited to the Highest Lawful Rate, but any subsequent reductions in the interest rate will not reduce the interest rate below the Highest Lawful Rate until the total amount of interest accrued on the unpaid principal balance of that Loan equals the total amount of interest which would have accrued if the applicable Effective Prime Rate, or Effective LIBOR Rate, had at all times been in effect.

Minimum Loan Amounts   Each LIBOR Loan will be in an amount not less than $1,000,000.00 and an integral multiple of $1,000,000.00
                       ("Minimum LIBOR Loan"). Each Prime Rate Loan will be in an amount not less than $1,000,000.00 and an integral multiple of $1,000,000.00.

Interest Calculation   For Prime Rate Loans, interest will be computed on the basis of a 365 or 366 day year for the actual number
Basis                  of days elapsed. For LIBOR Loans interest will be computed on the basis of a 360 day year, unless such calculation would result in a usurious interest rate, in which case such interest will be calculated on the basis of a 365 or 366 day year, as the case may be.

Borrowing Notice       Loans will be made on Borrower's irrevocable notice to Bank, given not later than 10:00 A.M. (Houston time)
                       on, in the case of LIBOR Loans, the third Business Day prior to the proposed Borrowing Date or, in the case of Prime Rate Loans, the first Business Day prior to the proposed Borrowing Date. Each notice of a requested borrowing (a "Notice of Requested Borrowing") under this paragraph may be oral or written, and will specify:
                       (i) the requested amount; (ii) proposed Borrowing Date; (iii) whether the requested Loan is to be a Prime
                       Rate Loan or LIBOR Loan; and (iv) Interest Period for the LIBOR Loan. Any oral Notice of Requested Borrowing will be confirmed in writing prior to the Borrowing Date.

Prepayments            Borrower may on any Business Day prepay the outstanding principal amount of any Prime Rate Loan, in whole or in part. Partial prepayments will be in an aggregate principal amount of $500,000.00 or a greater integral multiple of $500,000.00. Borrower will have no right to prepay any LIBOR Loan.

Interest Period        Provided that no Event of Default has occurred and is continuing, Borrower may elect to continue all or any
Options                part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by providing Bank at least three Business Day's written election, specifying the Loan or portion thereof to be continued and the requested Interest Period and whether it is to be a Prime Rate Loan or LIBOR Loan provided that any continuation as a LIBOR Loan will not be the Minimum LIBOR Loan amount. Provided that no Event of
                       Default has occurred and is continuing, Borrower may elect to convert any Prime Rate Loan to a LIBOR Loan by providing a Notice or Requested Borrowing and the converted Prime Rate Loan will be the Minimum LIBOR Loan.

Commitment Fee         Borrower will pay a commitment fee per annum calculated pursuant to the Funded Indebtedness to Cash Flow
                       Ratio identified on the table below, (computed on the basis of the actual number of days elapsed in a year comprised of 360 days) on the daily average difference between the Maximum Loan Total and the principal balance of the Note. The Commitment fee is due and payable quarterly in arrears.
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                       ===================================================================================
                       Funded Indebtedness to Cash Flow Ratio                   Commitment Fee % Per Annum
                       ===================================================================================
                       -----------------------------------------------------------------------------------
                               Less than 1.0 to 1.0                                       0.125%
                       -----------------------------------------------------------------------------------
                               Greater than 1.0 to 1.0                                     0.20%
                               and Less than 2.0 to 1.00
                       -----------------------------------------------------------------------------------
                               Greater than 2.0 to 1.0                                     0.25%
                       ===================================================================================

Definitions            "Applicable Margin" shall mean during each period, from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "Calculation Period"), the percent per annum set forth in the table below opposite the Funded Indebtedness to Cash Flow Ratio calculated for the completed Reporting Period which immediately preceded the beginning of the applicable Calculation Period.

                       ===================================================================================
                       Funded Indebtedness to Cash Flow Ratio                     Applicable Margin
                       ===================================================================================
                               Less than 1.0 to 1.0                                       0.375%
                       -----------------------------------------------------------------------------------
                               Greater than 1.0 to 1.0                                     0.50%
                               and Less than 2.0 to 1.00
                       -----------------------------------------------------------------------------------
                               Greater than 2.0 to 1.0                                    0.625%
                       ===================================================================================

                       Upon delivery of the compliance certificate delivered pursuant to subsection C.1 of the Note in connection with the financial statements required to be delivered pursuant to subsection C.1 commencing with such compliance certificate delivered for the quarter ending June 30, 1997, the Applicable Margin shall automatically be adjusted in accordance with the Funded Indebtedness to Cash Flow Ratio set forth therein and the table set forth above, such automatic adjustment to take effect as of the first Business Day of the first month which begins after the date of the receipt by the Bank of the related compliance certificate pursuant to subsection C.1 (each such Business Day when the Applicable Margin changes pursuant to this sentence or the next following sentence, herein an "Adjustment Date"). If Borrower fails to deliver such compliance certificate which so sets forth the Funded Indebtedness to Cash Flow Ratio within the period of time required by subsection C.1 of the Note, the Applicable Margin shall automatically be adjusted to be equal to 0.625%
                       per annum, such automatic adjustment to take effect as of the first Business Day after the last day on which
                       Borrower was required to deliver the applicable compliance certificate in accordance with subsection C.1 of the Note and to remain in effect until the Applicable Margin is subsequently adjusted in accordance herewith upon the delivery of a compliance certificate. "Funded Indebtedness to Cash Flow Ratio" means as of the end of any quarter, the total Funded Indebtedness to Cash Flow Ratio for the Reporting Period then ending calculated in accordance with Exhibit A, subsection C, number 2 of the Note.

                       "Board" means the Board of Governors of the Federal Reserve System of the United States.

                       "Borrowing Date" means any Business Day on which Bank makes a Loan under this Note.

                       "Business Day" means a day: (i) on which Bank and commercial banks in New York City are generally open for business; and (ii) with respect to LIBOR Loans, on which dealings in United States Dollar deposits are carried out in the interbank markets.

                       "Funded Indebtedness" means and includes (a) all interest bearing debt, in accordance with GAAP, due to Bank or other lenders and (b) all Subordinated Debt.

                       "Highest Lawful Rate" means the maximum nonusurious rate of interest from time to time permitted by applicable law. If Texas law determines the Highest Lawful Rate, Bank has elected the "indicated" (weekly)
                       ceiling as defined in the Texas Credit Code or any successor statute (the "Code"). Bank may from time to time, as to current and future balances, elect and implement any other ceiling under the Code and/or revise the index, formula or provisions of law used to compute the rate on this open-end account by notice to
                       Borrower, if and to the extent permitted by, and in the manner provided in the Code.

                       "Indebtedness" means and includes (a) all items which in accordance with GAAP would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits); (b) all guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, and
                       (c) all indebtedness secured by any Lien existing on any interest of the person with respect to which indebtedness is being determined, in property owned subject to such Lien, whether or not the Indebtedness secured thereby has been assumed.

                       "Interest Period" means the period commencing on the Borrowing Date and ending on the Maturity Date, consistent with the following provisions. The duration of each Interest Period will be: (a) in the case of a
                       Prime Rate Loan, a period of up to the Termination Date unless any portion thereof is converted to a LIBOR
                       Loan; and (b) in the case of a LIBOR Loan, a period of up to one, two, three or six months; in each case as selected by Borrower and agreed to by Bank. Borrower's choice of Interest Period is subject to the following limitations: (i) No Interest Period will end on a date after the Termination Date; (ii) If the last day of an
                       Interest Period would be a day other than a Business Day, the Interest Period will end on the next succeeding
                       Business Day (unless the Interest Period relates to a LIBOR Loan and the next succeeding Business Day is in a different calendar month than the day on which the Interest Period would otherwise end, in which case the
                       Interest Period will end on the next preceding Business Day); and (iii) Borrower understands and agrees that it shall be responsible for electing Loans to be Prime Rate Loans or LIBOR Loans, with appropriate Interest
                       Periods, so as to avoid Breakage Charges; such charges being payable as provided herein if prepayment of a
                       Loan is required to effect an agreed principal installment payment.

                       "LIBOR Loan" means a Loan which bears interest at the Effective LIBOR Rate.

                       "LIBOR Rate" means a per annum interest rate determined by Bank by dividing: (i) the average rate per annum
                       (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which United States dollar deposits in an amount comparable to the principal amount of the LIBOR Loan to which such LIBOR Rate is applicable for a term equal to or substantially equal to the Interest Period are offered by Bank to prominent banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the applicable Interest Period; by (ii) Statutory Reserves.
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                       "Lien" means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract.

                       "Loan Documents" means this Note and any document or instrument evidencing, securing, guaranteeing or given in connection with this Note.

                       "Maximum Amount of Note" means the Maximum Loan Total.

                       "Obligations" means all principal, interest and other amounts which are or become owing under this Note or any other Loan Document.

                       "Obligor" means Borrower and any guarantor, surety, co-signer, general partner or other person who may now or hereafter be obligated to pay all or any part of the Obligations.

                       "Prime Rate" means the rate determined from time to time by Bank as its prime rate. The Prime Rate will change automatically from time to time without notice to Borrower or any other person. THE PRIME RATE IS A
                       REFERENCE RATE AND MAY NOT BE BANK'S LOWEST RATE.

                       "Prime Rate Loan" means a Loan which bears interest at the Effective Prime Rate.

                       "Statutory Reserves" means the difference (expressed as a decimal) of the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which Bank is subject to, with respect to the LIBOR Rate, for Eurocurrency Liabilities (as defined in
                       Regulation D of the Board). Such reserve percentages will include, without limitation, those imposed under such Regulation D. LIBOR Loans will be deemed to constitute Eurocurrency Liabilities and as such will be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any bank under such Regulation D. Statutory Reserves will be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                       "Subordinated Debt" means any Indebtedness subordinated to Indebtedness due Bank pursuant to a written subordination agreement in form and substance satisfactory to Bank by and among Bank, subordinated creditor and Borrower which at a minimum must prohibit: (a) any action by subordinated creditor which will result in an occurrence of an Event of Default or default under this Agreement, the subordination agreement or the subordinated Indebtedness; and (b) upon the happening of any Event of Default or default under any Loan
                       Document, the subordination agreement, or any instrument evidencing the subordinated Indebtedness (i) any payment of principal and interest on the subordinated Indebtedness; (ii) any act to compel payment of principal or interest on subordinated Indebtedness; and (iii) any action to realize upon any property securing the subordinated Indebtedness.

                       "Writing" means a written document, telecopy or facsimile message.

LIBOR Event            If at any time Bank determines in good faith (which determination will be conclusive) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for Bank or its foreign branch or branches to maintain any LIBOR Loan by means of dollar deposits obtained in the London interbank market (any of the above being described as a "LIBOR Event"), then, at the option of Bank, the aggregate principal amount of all LIBOR Loans outstanding will be prepaid; however the prepayment may be made at the sole option of the Bank with a Prime Rate Loan. Upon the occurrence of any LIBOR Event, and at any time thereafter so long as such LIBOR Event will continue, the Bank may exercise its aforesaid option by giving written notice to Borrower.

Capital Adequacy       If Bank determines after the date of this Note that any change in applicable laws, rules or regulations regarding capital adequacy, or any change in the interpretation or administration thereof by any appropriate governmental agency, or compliance with any request or directive to Bank regarding capital adequacy (whether or not having the force of law) of any such agency, increases the capital required to be maintained with respect to any Loan and therefore reduces the rate of return on Bank's capital below the level Bank could have achieved but for such change or compliance (taking into consideration Bank's policies with respect to capital adequacy), then Borrower will pay to Bank from time to time, within 15 days of Bank's request, any additional amount required to compensate Bank for such reduction. Bank will request any additional amount by delivering to Borrower a certificate of Bank setting forth the amount necessary to compensate Bank. The certificate will be conclusive and binding, absent manifest error. Bank may make any assumptions, and may use any allocations of costs and expenses and any averaging and attribution methods, which Bank in good faith finds reasonable.

Changes in Law         If any domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or
Affecting LIBOR        promulgated, including Regulation D of the Board) or any interpretation or administration thereof by any
Loans                  governmental authority charged with the interpretation or administration thereof (whether or not having the force of law): (a) changes, imposes, modifies, applies or deems applicable any reserve, special deposit or similar requirements in respect of any LIBOR Loan or against assets of, deposits with or for the account of, or credit extended or committed by, Bank; or (b) imposes on Bank or the interbank eurocurrency deposit and transfer market or the market for domestic bank certificates or deposit any other condition affecting any such LIBOR Loan; and the result of any of the foregoing is to impose a cost to Bank of agreeing to make, funding or maintaining any such LIBOR Loan or to reduce the amount of any sum receivable by Bank in respect of any such LIBOR Loan, then Bank may notify Borrower in writing of the happening of the event and Borrower will upon demand pay to Bank such additional amounts as will compensate Bank for such costs as determined by
                       Bank.

Indemnification        Borrower will indemnify Bank against, and reimburse Bank on demand for, any loss, cost or expense incurred or
For Funding            sustained by Bank (including without limitation any loss, cost or expense incurred by reason of the
LIBOR Loans            liquidation or reemployment of deposits or other funds acquired by Bank to fund or maintain LIBOR Loans) as a result of: (a) any payment or prepayment (whether permitted by Bank or required hereunder or otherwise) of all or a portion of any LIBOR Loan on a day other than the Maturity Date of the LIBOR Loan; (b) any payment or prepayment, whether required hereunder or otherwise, of any LIBOR Loan made after the delivery of a Notice of Requested Borrowing but before the applicable Borrowing Date if the payment prevents the proposed Loan from becoming fully effective; or (c) the failure of any LIBOR Loan to be made by Bank due to any action or inaction of Borrower. Such funding losses and other costs and expenses will be calculated and billed by Bank and the bill will, as to the costs incurred, be conclusive absent manifest error.

                       All past-due principal and interest on this Note, will, at Bank's option, bear interest at the Highest Lawful
                       Rate, or if applicable law does not provide for a maximum nonusurious rate of interest, at a rate per annum equal to the Prime Rate plus five percent (5%).
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Past Due Rate          Borrower and Bank intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under this Note will never exceed the Highest Lawful Rate. If Bank contracts for, charges or receives any excess interest, it will be deemed a mistake. Bank will automatically reform the contract or charge to conform to applicable law, and if
Usury Savings          excess interest has been received, Bank will either refund the excess to Borrower or credit the excess on the unpaid principal amount of this Note. All amounts constituting interest will be spread throughout the full term of this Note in determining whether interest exceeds lawful amounts.

Collateral             This Note is unsecured.

                       II. AGREEMENT

Conditions             A.       Before making any Loan Bank may require satisfaction of the following conditions precedent: (1) Bank
Precedent              has received the following, each duly executed and in form acceptable to Bank: (a) if requested by Bank, a
                       Notice of Requested Borrowing, substantially in the form of Exhibit B, not later than two (2) Business Day(s)
                       before the date (which will also be a Business Day) of the proposed Loan; (b) such other documents as Bank requires; and (2) no Event of Default has occurred and is continuing; and (3) making the Loan is not prohibited by, and will not subject the Bank to any penalty or onerous condition under any legal requirement.


Representations        B.       To induce Bank to make Loans, Borrower makes the following representations and warranties as of the
& Warranties           Date of this Note and as of the date of each request for a Loan: (1) All financial statements delivered to
                       Bank are complete, correct and fairly present, in accordance with generally accepted accounting principles, consistently applied ("GAAP"), the financial condition and the results of operations of Borrower as at the dates and for the periods indicated. (2) No material adverse change has occurred in the assets, liabilities, financial condition, business or affairs of Borrower since the dates of such financial statements. (3) All
                       Loans are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code and will be for the purpose of financing accounts receivable for working capital. (4) No Loan will be used for the purchase or carrying of any "margin stock" as that term is defined in Regulation "U" of the Board of
                       Governors of the Federal Reserve System. (5) The Loan Documents (i) are legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally; (ii) have been duly authorized for execution, delivery and performance by all necessary action; (iii) are within the power and authority of
                       Borrower; (iv) do not and will not contravene or violate any material legal requirement affecting Borrower, or Borrower's organizational documents; and (v) will not result in the breach of, or constitute a default under, any material agreement or instrument by which Borrower or any of its respective property may be bound or affected. (6) To the Borrower's knowledge, Borrower has not generated, handled, used, stored or disposed of any hazardous or toxic waste or substance, on or off its premises (whether or not owned by it), except in accordance with applicable legal requirements. (7) To the Borrower's knowledge, Borrower does not have any material contingent liability with respect to non-compliance with environmental, hazardous waste, or other laws and has not received any notice that it or any of its property or operations is not in compliance with, or that any governmental authority is investigating its compliance with, any environmental, hazardous waste, or other laws.

Covenants              C.1.    Until the later of the Termination Date and the date on which Obligations are paid in full: (1)
Information &          Borrower agrees to provide to Bank (i) the financial statements prepared in conformity with GAAP on
Reporting              consolidated and consolidating bases and the other information described in, and within the times required by, Exhibit A, Financial Covenants and Compliance Certificate attached hereto and incorporated herein by reference along with the other information required by Exhibit A to be submitted; (ii) within the time
Financial Covenants    required by Exhibit A, Exhibit A signed and certified by Borrower; (2) and such other information relating to
(Exhibit A)            the financial condition and affairs of Borrower or any Guarantor as Bank requests from time to time.

Affirmative            2.       Borrower agrees to: (a) notify Bank immediately upon acquiring knowledge of: (i) the filing or
Covenants              threatened filing of any lawsuit or administrative proceeding that might adversely affect Borrower; (ii) the occurrence of any Event of Default; or (iii) any reportable event or any prohibited transaction in connection with any employee benefit plan; (b) permit Bank and its affiliates to inspect and photograph its property, to examine its files, books and records and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all at such times and intervals and to such extent as Bank may reasonably desire during normal business hours with prior notice; and (c) comply with and maintain the financial covenants set forth on Exhibit A attached hereto and incorporated herein by reference.

Negative               3.       Borrower agrees that Borrower WILL NOT: (a) create, incur, suffer or permit to exist, or assume or
Covenants              guarantee, directly or indirectly, or become or remain liable for, any indebtedness, contingent or otherwise, except: (i) indebtedness to Bank, or secured by liens permitted by this Note, or otherwise approved in writing by Bank, and renewals and extensions (but not increases) thereof; and (ii) current accounts payable and unsecured current liabilities, not the result of borrowing, to vendors, suppliers and persons providing services, for goods and services normally required by it in the ordinary course of business and on ordinary trade terms; (b) create or allow to exist any lien upon any of its property now owned or hereafter acquired, or acquire any property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its accounts or other property, except: (i) liens, not for borrowed money, arising in the ordinary course of business; (ii) liens for taxes not delinquent or being contested in good faith, by appropriate proceedings; (iii) liens disclosed to the Bank in writing prior to the date of this Note, provided that neither the indebtedness secured nor the property covered will increase; and (iv) liens in favor of the Bank; (c) in any single transaction or series of transactions, directly or indirectly: (i)
                       liquidate or dissolve; (ii) be a party to any merger or consolidation in which Borrower is not the surviving entity; or (iii) sell, convey or lease all or any substantial part of its assets, except for sale of inventory in the ordinary course of business; (d) redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interest; declare or pay any dividend; or make any other distribution of any property or cash to owners of an equity interest in their capacity as such; (e)
                       change the nature of its business or enter into any business substantially different from the business in which it is presently engaged, or permit any material change in its management; (f) enter into any transaction or agreement with or make any loan to any officer, director of or shareholder of Borrower (or any member of the family of any such person, or any person controlling, controlled by or under common control with Borrower) unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources except as disclosed to the Bank prior to the date of this Note in writing.

Other Agreements       4.       Other Agreements: (a) No remedy, right or power of Bank is exclusive of any other remedy, right or power and all such remedies, rights and powers are cumulative. (b) No waiver of any default is a waiver of
Nonexclusive           any other default. No failure to exercise or delay in exercising any right or power under any Loan Document
Remedies               will operate as a waiver thereof. No single or partial exercise of any right or power will preclude any further or other exercise thereof or the exercise of any other right or power. The making of any Loan during
Waivers                the existence of any Event of Default or subsequent to the occurrence of an Event of Default will not constitute a waiver of the Event of Default. No amendment, modification or waiver of any Loan Document will be effective unless the same is in writing and signed by the person against whom such
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                       amendment, modification or waiver is sought to be enforced. No notice to or demand on any person will entitle any person to any other or further notice or demand in similar or other circumstances. (c) Each Obligor severally waives grace, notice, demand, presentment for payment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, and suit on the Note to fix liability and each Obligor that is subject to the Texas Revised Partnership Act (TRPA) waives compliance by Bank with Section 3.05(d) of TRPA and agrees that Bank may proceed directly against one or more partners or their property without first seeking satisfaction from partnership property. (d) Any release or change in any security interest or any failure to perfect or maintain perfection of any security interest will not affect any Obligor's obligations
Headings               under any Loan Document. (e) Headings are for reference purposes only. (f) Borrower will pay on demand all expenses (including, without limitation, the fees and expenses of counsel for the Bank, and standard Bank
Expenses               documentation preparation including in-house counsel and processing fees) in connection with the negotiation, preparation, execution, filing, recording, modification, supplementing and waiver of the Loan Documents and the making, servicing and collection of the Loans and other amounts owing under the Loan Documents. (g) This
Applicable Law         Note is governed by Texas laws and applicable laws of the United States of America. (h) This Note and the
                       Loans are not subject to the provisions of Chapter 15 of the Texas Credit Code. (i) BORROWER AGREES TO
                       INDEMNIFY, DEFEND AND HOLD THE BANK HARMLESS FROM AND AGAINST ANY AND ALL LOSS, LIABILITY, OBLIGATION,
                       DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY AND EXPENSE (INCLUDING INTEREST, PENALTIES, REASONABLE
                       ATTORNEYS' FEES AND AMOUNTS PAID IN SETTLEMENT) TO WHICH BANK MAY BECOME SUBJECT ARISING OUT OF OR BASED UPON
                       THE LOAN DOCUMENTS OR ANY LOAN, EXCEPT AND TO THE EXTENT CAUSED BY BANK'S NEGLIGENCE, GROSS NEGLIGENCE OR
                       WILLFUL MISCONDUCT. (j) THE COUNTY IN WHICH BANK'S PRINCIPAL OFFICE IS LOCATED IN TEXAS IS PROPER VENUE FOR
                       ANY ACTION OR PROCEEDING BROUGHT BY BORROWER OR BANK, WHETHER IN CONTRACT, TORT, OR OTHERWISE. ANY ACTION OR
Venue, Service         PROCEEDING AGAINST THE BORROWER MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN SUCH COUNTY. TO THE EXTENT
of Process             PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH
                       COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR
                       PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. BORROWER AGREES THAT
                       SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS
                       ADDRESS SPECIFIED BELOW. BANK MAY ALSO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW AND MAY BRING ANY
                       ACTION OR PROCEEDING AGAINST THE BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER
                       JURISDICTIONS OR VENUES.

Events of Default      D.       Each of the following events or conditions is an "Event of Default:" (1) any Obligor fails to pay
& Remedies             any of the Obligations within 3 business days after due date; (2) any warranty, representation or statement now or hereafter contained in or made in connection with any Loan Document was materially false or misleading when made; (3) any Obligor violates any covenant, condition or agreement contained in this Note or any other
                       Loan Document; (4) any event of default occurs under any other Loan Document; (5) any Obligor that is an entity dissolves; (6) a receiver, conservator or similar official is appointed for any Obligor, any subsidiary of Borrower, any Obligor's subsidiary or Borrower's assets; (7) any petition is filed by any
                       Obligor or any subsidiary of Borrower under any bankruptcy, insolvency or similar law; (7A) any petition is filed against any Obligor or any subsidiary of Borrower which is not stayed, withdrawn or released within 90 days; (8) any Obligor or any subsidiary of Borrower makes an assignment for the benefit of creditors; (9) a final judgment in excess of One Million And No/100 United States Dollars (U.S. $1,000,000.00) is entered against any Obligor or any subsidiary of Borrower and remains unsatisfied for 30 days after entry, or a material portion of the property of any Obligor or any subsidiary of Borrower is attached, garnished or otherwise made subject to legal process; (10) any Obligor fails or refuses to submit financial information requested by Bank or to permit Bank to inspect its books and records on request. IF ANY EVENT OF DEFAULT
                       OCCURS, THEN BANK MAY DO ANY OR ALL OF THE FOLLOWING: (1) cease to make Loans hereunder; (2) declare any
                       Obligation to be immediately due and payable, without notice of acceleration or of intention to accelerate, presentment and demand or protest, or notice of any kind, all of which are hereby expressly waived; (3) set off, in any order, against the Obligations any debt owing by Bank to Borrower, including, but not limited to, any deposit account, which right is hereby granted by Borrower to Bank; and (4) exercise any and all other rights under the Loan Documents, at law, in equity or otherwise.

No Course of Dealing   NO COURSE OF DEALING BETWEEN BORROWER AND BANK, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO
                       EXTRINSIC EVIDENCE OF ANY NATURE MAY BE USED TO CONTRADICT OR MODIFY ANY TERM OF THIS NOTE OR ANY OTHER LOAN
                       DOCUMENT.

No Oral Agreements     THIS NOTE AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT
                       BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE
                       ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          This Note is executed this 12th day of June, 1997  but effective as of the Date.

          BORROWER:  KENT ELECTRONICS CORPORATION

          By: /s/ STEPHEN J. CHAPKO
             ------------------------------------

          Name:  Stephen J. Chapko                              Title:  EVP/CFO
                 ----------------------------------                    ----------------------------------

          Address: 7433 Harwin Dr.   Houston, Texas  77036
                   ---------------------------------------

          Acknowledged for purposes of notice pursuant to Section 26.02(a) of the Texas Business and Commerce Code and for the
          agreement that Bank is not required to comply with Section 3.05(d) of TRPA:

          BANK:  TEXAS COMMERCE BANK NATIONAL ASSOCIATION

          By: /s/ W. MILES MARKS
              -------------------------------------

          Name: W. Miles Marks                                  Title:  Vice President
                 ----------------------------------                    ----------------------------------
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